The Fund is now offering BACs in Series 38. The previous series are each distinct and investors in Series 38 will have no rights or interests in any previous series. Prospective investors should note that disclosure respecting Series 38 is included in the Prospectus, to which this sticker supplement is appended, and the Supplement which follows this Prospectus.


The Supplement which follows the Prospectus includes the following items:


o information about the Apartment Complexes in which Series 38 anticipates investing


o other important information which modifies or supplements the information included in the Prospectus

                                FEBRUARY 1, 2000                              Y
                      SUPPLEMENT NO. 2 TO PROSPECTUS FOR
                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                     DATED
                               SEPTEMBER 1, 1999

                  (SUPPLEMENT OFFERING BCTC IV SERIES 38 AND
                 IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

Series 38's Purpose--

o to invest in other limited partnerships that will each develop, own and operate an apartment complex used as low- and moderate-income housing.

Terms of Offering--

o Series 38 is offering at least 250,000 ($2.5 million) and up to 3,500,000 ($35 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 38;

o the price of the certificates is $10 each with a minimum investment of $5,000;

o this offering will end no later than July 31, 2000; and

o your money will be held in escrow until at least 250,000 certificates are sold.

Series 38's Investors Will Receive--

o federal housing tax credits;

o tax losses that can offset passive income from any other investments; and

o profits, if any, from the sale of the apartment complexes.

           Prior Performance of Boston Associates and Its Affiliates


Boston Capital Tax Credit Fund IV L.P. Series 37 and 38 (the "Fund") already has issued and closed Series 37. The Fund received orders for a total of 2,512,500 Series 37 certificates ($25,125,000), and issued the last of these certificates on January 28, 2000. The fees paid as of January 28, 2000, to Boston Capital and affiliates for Series 37 totaled $2,575,313. No additional Series 37 certificates will be offered. In addition, Boston Capital Tax Credit Fund IV L.P. has issued other series in other offerings--Series 20 to Series
36. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about these previous series.


                Investment Objectives and Acquisition Policies

Series 38's principal business is to invest, as a limited partner, in other limited partnerships (the "operating partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

The following disclosure changes the tax credit investment objective from the annual $1.00 to $1.10 per certificate--10%-11% annual tax credit as a percentage of capital invested--which appears in the Prospectus on pages 17 and 62, and supersedes any contrary disclosure in the Prospectus.

To achieve its investment objectives, Series 38 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $.95 to $1.00 per certificate annually--9.5%-10% annual tax credit as a percentage of capital invested--for the ten-year credit period. After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Series 38 has selected as an investment objective a 9.5%-10% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

o the applicability of current tax law;

o each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

o investors cannot use any passive tax losses generated by Series 38.

Possible Internal Rate of Return

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars.


For investors in the 15%-39.6% tax bracket respectively, the tax-free rate of return goal is approximately 1.8%-4.2%, exclusive of any cash available for distribution, if:


o none of the apartment complexes invested in has any value at the end of the fifteen-year federal housing tax credit compliance period; and

o investors do use for tax purposes the assumed loss of the investor's entire capital contributions.


The tax-free rate of return will exceed 1.8%-4.2% if:


o the value of the apartment complexes exceeds indebtedness plus sale expenses; and

o investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 38's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 38: $100-$200 in 2000; $550-$600 in 2001;
$950-$1,000 in 2002-2009; $800-$850 in 2010; and $350-$400 in 2011. This tax
credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 38 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 38's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 38 will meet its investment objectives.

Anticipated Investments

Series 38 expects to invest in the eleven operating partnerships described below. Each operating partnership will use a significant part of the funds invested by Series 38 to pay fees to the operating general partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 38 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the operating partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 38 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 38. If Series 38 raises the entire $35 million, the anticipated acquisition of the operating partnership interests, described below, will represent approximately 80% of the total money which Series 38 currently expects to spend.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Because Series 38 is currently in the offering phase, it has no material assets or any operating history. Series 38 expects to acquire interests in the following 11 operating partnerships, which will develop, own and operate apartment complexes, 9 of which are to be newly constructed and 2 of which are to be rehabilitated:

Partnership                              Operating General Partner(s)
--------------------------------------   -----------------------------
 1. Andover L.P.                         Midland Residential Ventures
    (the "Andover Partnership")
    New Construction

 2. Brighton Estates L.P.                Fisher & Associates
    (the "Brighton Partnership")
    New Construction

 3. Bristow Place L.P.                   Green Development
    (the "Bristow Place Partnership")
    Property Rehabilitation

Partnership                                  Operating General Partner(s)
------------------------------------------   ---------------------------------
 4. Columbia Creek L.P.                      Noel F. Khalil
    (the "Columbia Creek Partnership")       Jane Creekmore
    New Construction

 5. Community Village L.P.                   Stavrou Associates
    (the "Community Village Partnership")
    New Construction

 6. Cushing Place L.P.                       Green Development
    (the "Cushing Place Partnership")
    Property Rehabilitation

 7. Hammond Place L.P.                       Calhoun Properties
    (the "Hammond Place Partnership")
    New Construction

 8. Mayport L.P.                             Robert Alligood
    (the "Mayport Partnership")              Lynn Alligood
    New Construction

 9. Gouverneur L.P.                          Home Properties
    (the "Pine Grove Partnership")
    New Construction

10. Heritage II L.P.                         Phillips Development Corporation
    (the "Whitley Partnership")
    New Construction

11. Willow Brook II L.P.                     Calhoun Properties
    (the "Willow Brook Partnership")
    New Construction

None of the operating general partners or the management companies is affiliated with Boston Associates.

Permanent Mortgage Loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each operating partnership.


The priority return base for Series 38 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 38 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating                                     Basic       Government
Partnership         Location       Number     Monthly     Assistance
Name                of Property    of Units   Rents (1)   Anticipated
------------------- -------------- ---------- ----------- ------------------
1. Andover          Andover,          80      $398-       Federal Housing
   Partnership      Kansas                    $475 1BR    Tax Credits
                                              $450-
                                              $590 2BR
                                              $540-
                                              $640 3BR

2. Brighton         Kansas City,      12      $575 3BR    Federal Housing
   Partnership      Missouri                  $650 4BR    Tax Credits

3. Bristow Place    Bristow,          28      $350 2BR    RHS Sec. 515
   Partnership      Oklahoma                  $450 3BR    with 100% rental
                                              $575 4BR    assistance

4. Columbia Creek   Woodstock,       172      $569-       Federal Housing
   Partnership      Georgia                   $655 2BR    Tax Credits
                                              $649-
                                              $711 3BR

5. Community        Sterling,        150      $730-       Federal Housing
   Village          Virginia                  $750 1BR    Tax Credits
   Partnership                                $790 2BR

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating           Permanent            Mortgage       Annual                     Annual
Partnership         Mortgage             Interest       Reserve   Management       Management
Name                Loan                 Rate           Amount    Agent            Fee
------------------- -------------------- -------------- --------- ---------------- -----------------
1. Andover          Alliance Bank           7.7%        $16,000   Midland          6% of net
   Partnership      $2,800,000 (3)                                Management       rental income

2. Brighton         Mercantile Bank           9%        $3,600    Fisher &         6% of net
   Partnership      $450,000 (4)                                  Company          rental income

3. Bristow Place    $1,358,000                1% (2)    $12,800   Green            $26 per occupied
   Partnership                                                    Companies        unit per month

4. Columbia Creek   First Union            8.75%        $34,400   Affordable       6% of net
   Partnership      National Bank                                 Housing          rental income
                    $6,722,000 (5)                                Partnership

5. Community        SunAmerica             8.25%        $30,000   Stavrou Senior   6% of net
   Village          $7,750,000 (6)                                Communities      rental income
   Partnership


-----------------
1  Exclusive of utilities, unless indicated otherwise.

2 Rural Housing Service ("RHS") (formerly Farmers Home Administration) 515 loan with a term of 50 years and a stated interest rate of between 7.5% and 9.5%, written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50-year amortization schedule.

3 The terms of the Andover Partnership's anticipated permanent first mortgage loan in the amount of $2,800,000 are expected to include a term of 30 years, an interest rate of 7.7% and payments of principal and interest on the basis of a 30-year amortization schedule.

4 The terms of the Brighton Partnership's anticipated permanent first mortgage loan in the amount of $450,000 are expected to include a term of 25 years, an interest rate of 9% and payments of principal and interest on the basis of a 25-year amortization schedule.

5 The terms of the Columbia Creek Partnership's anticipated permanent first mortgage loan in the amount of $6,722,000 are expected to include a term of 30 years, an interest rate of 8.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

6 The terms of the Community Village Partnership's anticipated permanent first mortgage loan in the amount of $7,750,000 are expected to include a term of 30 years, an interest rate of 8.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating                                   Basic       Government
Partnership        Location      Number     Monthly     Assistance
Name               of Property   of Units   Rents (1)   Anticipated
------------------ ------------- ---------- ----------- ------------------
6. Cushing Place   Cushing,        24       $400 1BR    RHS Sec. 515
   Partnership     Oklahoma                 $425 2BR    with 100%
                                            $450 3BR    rental assistance
                                            $500 4BR

7. Hammond         Hammond,        40       $290-       Federal Housing
   Place           Louisiana                $361 2BR    Tax Credits
   Partnership                              $335 3BR
                                            $450 4BR

8. Mayport         Atlantic        28       $360-       Home
   Partnership     Beach,                   $581 2BR    Investment
                   Florida                  $417-       Partnerships
                                            $671 3BR    Program (8)(b)
                                                        Reserve Funds
                                                        Disbursement
                                                        Program (8)(c)

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating          Permanent                Mortgage       Annual                 Annual
Partnership        Mortgage                 Interest       Reserve   Management   Management
Name               Loan                     Rate           Amount    Agent        Fee
------------------ ------------------------ -------------- --------- ------------ ------------------
6. Cushing Place   $1,112,000                  1% (2)      $11,100   Green        $26 per occupied
   Partnership                                                       Companies    unit per month

7. Hammond         Hibernia Bank               9%          $12,500   Calhoun      6% of net rental
   Place           $531,000 (7)                                      Management   income
   Partnership

8. Mayport         Midland                   8.5%          $5,600    Wendover     6% of net rental
   Partnership     Mortgage                                          Management   income
                   Investment
                   Corporation
                   $814,000 (8)(a)
                   City of                     0%
                   Jacksonville,
                   Florida
                   $76,000 (8)(b)
                   Duval County                0%
                   Housing Finance
                   Authority
                   $100,000 (8)(c)


-----------------
7 The terms of the Hammond Place Partnership's anticipated permanent first mortgage loan in the amount of $531,000 are expected to include a term of 25 years, an interest rate of 9% and payments of principal and interest on the basis of a 25-year amortization schedule.

8 (a) The terms of the Mayport Partnership's anticipated permanent first mortgage loan in the amount of $814,000 are expected to include a term of 30 years, an interest rate of 8.5% and payments of principal and interest on the basis of a 30-year amortization schedule.

  (b) The terms of the Mayport Partnership's anticipated permanent second mortgage loan in the amount of $76,000 are expected to include a term of 15 years, an interest rate of 0% and payments of principal on the basis of a 15-year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 15-year term.

  (c) The terms of the Mayport Partnership's anticipated permanent third mortgage loan in the amount of $100,000 are expected to include a term of 40 years, an interest rate of 0% and payments of principal on the basis of a 40-year amortization schedule, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payments of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 40-year term.

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating                                     Basic       Government
Partnership        Location        Number     Monthly     Assistance
Name               of Property     of Units   Rents (1)   Anticipated
------------------ --------------- ---------- ----------- ------------------
9.  Pine Grove     Gouverneur,      48        $265 1BR    Housing Trust
    Partnership    New York                   $330 2BR    Fund Program
                                                          (9)

10. Whitley        Whitley City,    22        $312 1BR    RHS Sec. 515
    Partnership    Kentucky                   $371 2BR    with 100%
                                              $407 3BR    rental assistance

11. Willow Brook   Lafayette,       40        $300-       HOME
    Partnership    Louisiana                  $385 2BR    Investment
                                              $490 4BR    Partnerships
                                                          Program (10)(b)

INFORMATION CONCERNING THE APARTMENT COMPLEXES

Operating          Permanent                  Mortgage       Annual                     Annual
Partnership        Mortgage                   Interest       Reserve   Management       Management
Name               Loan                       Rate           Amount    Agent            Fee
------------------ -------------------------- -------------- --------- ---------------- -----------------
9.  Pine Grove     New York                   1%             $18,875   Conifer Realty   6% of net
    Partnership    Division of                                                          rental income
                   Housing &
                   Community
                   Renewal
                   $900,000 (9)

10. Whitley        $926,000                   1% (2)         $10,200   Phillips         $22 per occupied
    Partnership                                                        Development      unit per month

11. Willow Brook   Hibernia Bank              9%             $12,000   Calhoun          6% of net
    Partnership    $240,000 (10)(a)                                    Management       rental income
                   Lafayette                  2%
                   Consolidated
                   Government
                   $380,000 (10)(b)


-----------------
9 The terms of the Pine Grove Partnership's anticipated permanent first mortgage loan in the amount of $900,000 are expected to include a term of 30 years, an interest rate of 1% and payments of interest only.

10 (a) The terms of the Willow Brook Partnership's anticipated permanent first mortgage loan in the amount of $240,000 are expected to include a term of 25 years, an interest rate of 9% and payments of principal and interest on the basis of a 25-year amortization schedule.

   (b) The terms of the Willow Brook Partnership's anticipated permanent second mortgage loan in the amount of $380,000 are expected to include a term of 25 years, an interest rate of 2% and payments of interest only, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 25-year term.

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                               Ownership
                               Interest (%)
                               Profits,
                               Losses,          Operating
                BCTC IV        Credit/Net       General        Operating
  Partnership   Capital        Cash Flow/       Partner        Deficit
  Name          Contribution   Backend          Contribution   Guarantee
--------------- -------------- ---------------- -------------- ----------------
 1. Andover     $1,790,410     99.99/20/20      $100           Unlimited in
    Partnership                                                amount for
                                                               3 years

 2. Brighton    $810,720       99/20/20         $100           Unlimited in
    Partnership                                                amount for
                                                               5 years

 3. Bristow     $502,550       99/40/40         $100           Unlimited in
    Place                                                      duration and
    Partnership                                                amount

 4. Columbia    $6,044,396     100/15/55        $100           Unlimited in
    Creek                                                      amount for
    Partnership                                                3 years

 5. Community   $4,107,688     99.99/20/20      $100           $2,000,000 in
    Village                                                    the aggregate
    Partnership                                                for 5 years

 6. Cushing     $408,083       99/40/40         $37,460        Unlimited in
    Place                                                      duration and
    Partnership                                                amount

 7. Hammond     $1,706,342     99/30/30         $100           Unlimited in
    Place                                                      amount for
    Partnership                                                5 years

 8. Mayport     $1,277,512     99.99/10/20      $100           $45,000 in the
    Partnership                                                aggregate for
                                                               3 years

 9. Pine        $2,937,077     99/10/20         $100           Unlimited in
    Grove                                                      duration and
    Partnership                                                amount

10. Whitley     $302,339       95/50/50         $123,824       Unlimited in
    Partnership                                                amount for
                                                               5 years

11. Willow      $1,301,798     99/20/50         $100           Unlimited in
    Brook                                                      duration and
    Partnership                                                amount

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                                Fund's                             Annual
                                Approximate      Development       Partnership    Asset
                Operating       Average Annual   Fee/Other         Management     Management
  Partnership   Partnership's   Anticipated      Distributions     Fee to         Fee to Boston
  Name          Credit Base     Federal Credit   to Operating GP   Operating GP   Capital
--------------- --------------- ---------------- ----------------- -------------- --------------
 1. Andover      $2,752,000     $232,521         $456,000          $7,200         $7,200
    Partnership

 2. Brighton     $1,278,000     $106,674         $126,000          $1,000         $1,000
    Partnership

 3. Bristow      $1,770,000     $64,429          $277,000          $875           $875
    Place
    Partnership

 4. Columbia     $9,193,000     $774,923         $1,515,000        $15,000        $15,000
    Creek
    Partnership

 5. Community    $10,667,000    $533,466         $1,594,000        $5,000         $5,000
    Village
    Partnership

 6. Cushing      $1,441,000     $52,318          $79,000           $750           $750
    Place
    Partnership

 7. Hammond      $2,675,000     $221,603         $274,000          $3,000         $3,000
    Place
    Partnership

 8. Mayport      $1,855,000     $163,784         $285,000          $20,000        $2,800
    Partnership

 9. Pine         $4,664,000     $376,548         $490,000          $6,500         $3,600
    Grove
    Partnership

10. Whitley      $1,124,000     $38,761          $154,000          $2,000         $2,000
    Partnership

11. Willow       $1,967,000     $164,785         $261,000          $1,000         $1,000
    Brook
    Partnership

THE ANDOVER PARTNERSHIP
(Andover Crossing Apartments)

Andover Crossing Apartments is an 80-unit apartment complex for families which is to be constructed on Kellogg and Andover Roads in Andover, Kansas. Andover Crossing Apartments will consist of 24 one-bedroom units, 40 two-bedroom units and 16 three-bedroom units contained in 11 buildings. The complex will offer a function room, basketball court, playground and central laundry facilities.

Individual units will contain a refrigerator, range with exhaust fan, dishwasher, disposal, air conditioning and a patio or porch.

Construction of Andover Crossing Apartments is anticipated to begin in March, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   ---------------
      40            November, 2000            60           January, 2001
      40            December, 2000            10           February, 2001
                                              10           March, 2001

THE BRIGHTON PARTNERSHIP
(Brighton Estates)

Brighton Estates is a development of 12 single family homes which is to be constructed on Brighton Avenue between 27 Street and Raytown Road in Kansas City, Missouri. Brighton Estates will consist of 10 three-bedroom homes and 2 four-bedroom homes. The development will offer central laundry facilities.

Individual homes will contain a refrigerator, range with hood, dishwasher, disposal, air conditioning, ceiling fan, microwave and a patio or porch.

Construction of Brighton Estates is anticipated to begin in August, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion         Number of Units    Rent-Up
-----------------   ---------------   -----------------   --------------
      6             October, 2001            12           January, 2002
      6             November, 2001

THE BRISTOW PLACE PARTNERSHIP
(Bristow Place Apartments)

Bristow Place Apartments is an existing 28-unit apartment complex for families which is to be rehabilitated on South Kelly in Bristow, Oklahoma. Bristow Place Apartments will consist of 9 two-bedroom units, 15 three-bedroom units and 4 four-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher and air conditioning.

Rehabilitation of Bristow Place Apartments is anticipated to begin in May, 2000. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   --------------
      14            November, 2000            28           January, 2001
      14            December, 2000

THE COLUMBIA CREEK PARTNERSHIP
(Columbia Creek Apartments)

Columbia Creek Apartments is a 172-unit apartment complex for families which is to be constructed on Arnold Mill Road in Woodstock, Georgia. Columbia Creek Apartments will consist of 120 two-bedroom units and 52 three-bedroom units contained in 11 buildings. The complex will offer a function room, pool, playground and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

Construction of Columbia Creek Apartments is anticipated to begin in June, 2000. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ----------------
      34            June, 2001               30             July, 2001
      34            July, 2001               15             August, 2001
      34            August, 2001             15             September, 2001
      34            September, 2001          15             October, 2001
      36            October, 2001            15             November, 2001
                                             15             December, 2001
                                             15             January, 2002
                                             15             February, 2002
                                             15             March, 2002
                                             15             April, 2002
                                              7             May, 2002

THE COMMUNITY VILLAGE PARTNERSHIP
(Community Village Apartments)

Community Village Apartments is a 150-unit apartment complex for senior citizens which is to be constructed on Route 637 at Route 7 in Sterling, Virginia. Community Village Apartments will consist of 123 one-bedroom units and 27 two-bedroom units contained in 1 building. The complex will offer a function room, library, theater, billiards room, exercise room, solarium and central laundry facilities.

Individual units will contain a refrigerator, range with hood, dishwasher and disposal.

Construction of Community Village Apartments is anticipated to begin in May, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion      Number of Units    Rent-Up
-----------------   ------------   -----------------   ----------------
     150            June, 2001            15           July, 2001
                                          15           August, 2001
                                          15           September, 2001
                                          15           October, 2001
                                          15           November, 2001
                                          15           December, 2001
                                          15           January, 2002
                                          15           February, 2002
                                          15           March, 2002
                                          15           April, 2002

THE CUSHING PLACE PARTNERSHIP
(Cushing Place Apartments)

Cushing Place Apartments is an existing 24-unit apartment complex for families which is to be rehabilitated on East Quail Creek Drive in Cushing, Oklahoma. Cushing Place Apartments will consist of 2 one-bedroom units, 10 two-bedroom units, 7 three-bedroom units and 5 four-bedroom units contained in 4 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, air conditioning and a patio or porch.

Rehabilitation of Cushing Place Apartments is anticipated to begin in April, 2000. The operating general partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   --------------
        12          November, 2000            24           January, 2001
        12          December, 2000

THE HAMMOND PLACE PARTNERSHIP
(Hammond Place Apartments)

Hammond Place Apartments is a 40-unit apartment complex for families which is to be constructed on Mooney Avenue at West Hanson Street in Hammond, Louisiana. Hammond Place Apartments will consist of 20 two-bedroom units, 14 three-bedroom units and 6 four-bedroom units contained in 8 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

Construction of Hammond Place Apartments is anticipated to begin in April, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ----------------
      10            August, 2001               10           September, 2001
      10            September, 2001            10           October, 2001
      10            October, 2001              10           November, 2001
      10            November, 2001             10           December, 2001

THE MAYPORT PARTNERSHIP
(Orchid Trace Apartments)

Orchid Trace Apartments is a 28-unit apartment complex for families which is to be constructed on Orchid Street between West 5 and 6 Streets and between 7 and 8 Streets in Atlantic Beach, Florida. Orchid Trace Apartments will consist of 8 two-bedroom units and 20 three-bedroom units contained in 14 buildings. The complex will offer a function room, playground, basketball court and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

Construction of Orchid Trace Apartments is anticipated to begin in March, 2000. The operating general partners anticipate that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   ---------------
      14            January, 2001             10           February, 2001
      14            February, 2001             9           March, 2001
                                               9           April, 2001

THE PINE GROVE PARTNERSHIP
(Pine Grove Apartments)

Pine Grove Apartments is a 48-unit apartment complex for senior citizens which is to be constructed on West Barney Street in Gouverneur, New York. Pine Grove Apartments will consist of 40 one-bedroom units and 8 two-bedroom units contained in 1 building. The complex will offer a function room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher and a patio or porch.

Construction of Pine Grove Apartments is anticipated to begin in February, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion       Number of Units    Rent-Up
-----------------   -------------   -----------------   ----------------
     48             March, 2001            6            April, 2001
                                           6            May, 2001
                                           6            June, 2001
                                           6            July, 2001
                                           6            August, 2001
                                           6            September, 2001
                                           6            October, 2001
                                           6            November, 2001

THE WHITLEY PARTNERSHIP
(Whitley Park Apartments)

Whitley Park Apartments is a 22-unit apartment complex for families which is being constructed on Old Bailey/Brown Road in Whitley City, Kentucky. Whitley Park Apartments will consist of 4 one-bedroom units, 14 two-bedroom units and 4 three-bedroom units contained in 3 buildings. The complex will offer a function room and central laundry facilities.

Individual units will contain a refrigerator, range with hood, dishwasher, disposal and air conditioning.

Construction of Whitley Park Apartments began in January, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion          Number of Units    Rent-Up
-----------------   ----------------   -----------------   --------------
      11            November, 2000            22           January, 2001
      11            December, 2000

THE WILLOW BROOK PARTNERSHIP
(Willow Brook Apartments)

Willow Brook Apartments is a 40-unit apartment complex for families which is to be constructed on West Willow in Lafayette, Louisiana. Willow Brook Apartments will consist of 34 two-bedroom units and 6 four-bedroom units contained in 20 buildings. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning and a patio or porch.

Construction of Willow Brook Apartments is anticipated to begin in March, 2000. The operating general partner anticipates that construction completion and occupancy will occur as follows:

 Number of Units    Completion           Number of Units    Rent-Up
-----------------   -----------------   -----------------   ----------------
      10            August, 2000               8            September, 2000
      10            September, 2000            8            October, 2000
      10            October, 2000              8            November, 2000
      10            November, 2000             8            December, 2000
                                               8            January, 2001

                                * * * * * * * *

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